Exhibit 10.5

EXECUTION COPY

DEPOSIT ACCOUNT CONTROL AGREEMENT

(Contingency)

PARTIES

The parties to this Deposit Account Control Agreement (“Agreement”) are:  U.S. Bank National Association, solely as trustee under the Indenture (defined below) (“Secured Party”), River Rock Entertainment Authority (“Depositor”), an instrumentality of the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian tribe (the “Tribe”), the Tribe (solely as to its obligations under Section 11), and The Bank of the West (“Bank”).

BACKGROUND

Pursuant to that certain Indenture, dated as of November 7, 2003 among the Depositor, the Tribe and the Secured Party, as Trustee (the “Indenture”) and the Collateral Documents (as defined in the Indenture) related thereto, Depositor has granted Secured Party a security interest in the deposit accounts maintained by Bank for Depositor at Bank’s San Francisco office (“Banking Office”) as set forth on the attached Schedule A and in all checks, drafts and all funds and other instruments now in or hereafter deposited into that account, including any interest earned thereon.  The Parties are entering into this Agreement to perfect Secured Party’s security interest in that account. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture.

AGREEMENT

1.                                       The Accounts

Bank represents and warrants to Secured Party that:  Bank maintains the deposit account numbers set forth next to the respective deposit accounts listed on Schedule A (the “Accounts”) and, if it is a certificate of deposit or other time deposit, any renewal thereof shall be referred to as an “Account”) for Depositor at the Banking Office; and Bank does not know of any claim to or interest in the Accounts, except for claims and interests of the parties referred to in this Agreement. Bank is a “bank,” and this Agreement constitutes an “authenticated record” within the meaning of Article 9 of the Uniform Commercial Code.  From and after the date hereof, the Depositor shall deposit all Pledged Revenues (net of cage cash) in the Accounts. Pledged Revenues shall have the meaning set as it is defined that certain Cash Collateral and Disbursement Agreement dated as of November 7, 2003 (the “Cash Collateral Agreement”) by and among U.S. Bank National Association, as disbursement agent, Wells Fargo Bank, N.A., as disbursement agent, the Secured Party, the Depositor, the Tribe and Merritt & Harris, Inc.

2.                                       Control of Accounts by Secured Party; Depositor’s Rights in Accounts

a. Bank will not agree with any third party that Bank will comply with instructions concerning the account originated by any party other than Depositor and Secured Party without the prior written consent of Depositor and Secured Party.  Except as otherwise provided in this Section 2, Bank shall comply with instructions originated by Depositor or Depositor’s representatives concerning the Accounts until such time as Secured Party delivers a written notice substantially in the form attached as Attachment A (the “Notice of Exclusive Control”) to Bank at the Banking Office listed herein that Secured Party is thereby exercising exclusive control over the Accounts.  Within two business days after Bank’s receipt of the Notice of Exclusive Control, Bank will cease complying with instructions concerning the Accounts originated by Depositor or Depositor’s representatives and will comply with written instructions (“Orders”) originated by Secured Party or Secured Party’s representatives concerning the Accounts, without further consent by Depositor and without regard to any inconsistent or conflicting Orders given to Bank by Depositor.

b.  Secured Party agrees that before it attempts to give Bank any Orders concerning the Accounts, Secured Party shall deliver to the Banking Office such documentation as Bank may from time to time reasonably request to evidence the authority of those partners, officers, employees or agents whom Secured Party may designate to give Orders.

3.                                       Priority of Secured Party’s Security Interest; Rights Reserved by Bank

a.  Bank agrees that all of its present and future rights against the Accounts are subordinate to Secured Party’s security interest therein; provided, however, that Secured Party agrees that nothing herein subordinates or waives, and that Bank expressly reserves, all of its present and future rights (whether described as rights of setoff, banker’s lien, chargeback or otherwise, and whether available to Bank under the law or under any other agreement between Bank and Depositor concerning the Accounts, (“Account Agreement”) or otherwise) with respect to: (1) items deposited to the Accounts and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of such returns or the occurrence or timeliness of any drawee’s notice of non-payment of such items ; (2) ACH entries initiated from the Accounts for which Bank is obligated; (3) ACH entries credited to the Accounts and later reversed, whether for insufficient funds or for any other reason, and without regard to the timeliness of such entries’ reversal; (4) claims of breach of transfer or presentment warranties under the Uniform Commercial Code, as adopted in the applicable state, made against Bank in connection with items deposited to the Accounts; (5) chargebacks to the Accounts of credit card transactions; (6) erroneous entries to the Accounts; (7) any item charged to the Accounts based on Bank’s obligation to indemnify a third party for a banking service to which the Accounts are tied; and (8) Bank’s usual and customary charges for services rendered in connection with the Accounts and other banking services (“Account Fees”).  Subsections (1) through (8) of this paragraph are hereinafter referred to collectively as “Returned Items.”

b.  Except as otherwise required by law, Bank will not agree with any third party that Bank will comply with Orders originated by such third party.

4.                                       Returned Item Amounts and Account Fees

Depositor and Secured Party understand and agree that Bank will pay Returned Items by debiting the related Account.  Depositor agrees to pay the amount of any Returned Items immediately upon demand to the extent there are not sufficient funds in the Accounts to cover such amounts on the day of such debits.  Secured Party shall pay to Bank, within twenty days after Bank’s demand on Secured Party, the aggregate amount of Returned Items that have not been paid in full by Depositor within ten days after Bank’s demand on Depositor, but only in an amount not to exceed the amount of any funds received by Secured Party from the Accounts pursuant to Orders originated by Secured Party; provided, however, that if Bank is stayed from making such demand upon Depositor as a result of a bankruptcy or similar proceeding, then Bank shall be deemed to have made such demand upon Depositor at the commencement of such proceeding.  Bank agrees that any demand upon Secured Party for payment of such amount shall be made within 30 days after termination of this Agreement.

5.                                       Statements; Notices of Adverse Claims

Bank will send copies of all statements for the Accounts to Depositor and, upon request, to Secured Party.  Depositor and Secured Party have 30 days after receipt of a statement for the Accounts to notify Bank of any error in such statement.  Bank’s liability for any such error is limited in accordance with Section 6 hereof.  Bank may disclose to Secured Party such other information concerning the Accounts as Secured Party may from time to time request; provided, however, that Bank shall have no duty or obligation to comply with any such request or to disclose to Secured Party any information which Bank does not ordinarily make available to its depositors.  Bank will use reasonable efforts to promptly notify Secured Party and Depositor if any other person claims that it has a property interest in the Accounts.

6.                                       Bank’s Responsibility

a. Bank undertakes to perform only such duties as are expressly set forth herein and in any Account Agreement.  Notwithstanding any other provisions of this Agreement, the parties hereto agree that Bank shall not be liable for, and Depositor and Secured party hereby waive any claim, loss, liability or damages incurred against Bank related to this Agreement or with respect to any action taken by Bank or any of its directors, officers, agents or employees in accordance with this Agreement or arising , including, without limitation, any action so taken at the request of the Secured Party, except for the Bank’s or such person’s own gross negligence or willful misconduct.  In no event shall the Bank be liable for losses or delays resulting from causes beyond the Bank’s reasonable control or for indirect, special or consequential damages whether any claim for such damages is based on tort or contract or whether Bank knew or should have known of the likelihood of such damages in any circumstances.

b.  Except for permitting a withdrawal in violation of Section 2, Bank will not be liable to Secured Party for complying with Orders from Depositor that are received by Bank before Bank receives and has a reasonable opportunity to act on a contrary Order from Secured Party.  In that regard, Secured Party recognizes that Depositor is not required by the Bank to maintain a positive balance in the Accounts; that Bank is under no duty to monitor the balance in the Accounts; and that any Account may close if the balance is $0.

c.  Bank will not be liable to Depositor for complying with Orders originated by Secured Party, even if Depositor notifies Bank that Secured Party is not legally entitled to issue Orders, unless Bank takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

d.  This Agreement does not create any obligation of Bank except for those expressly set forth in this Agreement.  In particular, Bank need not investigate whether the Secured Party is entitled under Secured Party’s agreements with Depositor to give Orders.  Bank may rely on notices and communications it believes are given by the appropriate party.

e.  Bank will follow its usual procedures in the event the Depositor, Secured Party, the Accounts or any check should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process (“Legal Process”), provided, however, no deposits from the Accounts may be turned over to Depositor or a third party without first having advised Secured Party of the Legal Process,  if permitted by law.  Bank will honor a Legal Process unless the Depositor and/or Secured Party obtain a release from the Legal Process or a court order binding on all parties prior to the due date of the Legal Process.  The Bank shall not be liable to either Depositor or Secured Party for honoring a Legal Process in good faith.

f.  Nothing in this Agreement shall impose on Bank a duty to restrict Depositor’s deposits such that Depositor is permitted to make deposits solely to the Accounts nor shall Bank have a duty to prevent Depositor from opening other deposit accounts at Bank and depositing checks or other items payable to Depositor into such accounts.  It is agreed between Depositor, Secured Party and Bank that the duties undertaken by and between Depositor and Secured Party under the lending arrangements between them, do not in any way impose a duty on Bank beyond the express duties agreed to by Bank in this Agreement.  Secured Party shall look solely to Depositor for any damages or losses to Secured Party caused by Depositor’s breach of any duties owed to Secured Party in this regard.

7.                                       Indemnity

a.  Depositor will indemnify Bank, its officers, directors, employees, and agents against claims, liabilities, and expenses arising out of this Agreement (including reasonable attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff), except to the extent the claims, liabilities, or expenses are caused by Bank’s gross negligence or willful misconduct.

b.  Secured Party will indemnify Bank, its officers, directors, employees, and agents against claims, liabilities, and expenses (including reasonable attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff), arising in any manner out of Bank’s acting on Secured Party’s Orders concerning the Accounts. Notwithstanding anything to the contrary contained in this Agreement, and for the avoidance of doubt, the obligation of the Secured Party to indemnify or reimburse the Bank under the terms of this Agreement, shall be i) an obligation of the Secured Party solely in its capacity as trustee under the Indenture; ii) limited solely to funds available under the Indenture at any point in time; iii) limited solely to the scope of the Secured Party’s request of the Bank; and iv) not applicable in the event of negligent or intentional misconduct of the Bank.  The obligation of the Secured Party to indemnify, or to reimburse or pay any amounts, under the terms of this Agreement shall not be an obligation of U.S. Bank National Association in its individual or corporate capacity.  No such indemnification, reimbursement or other payment by the Secured Party shall prejudice its indemnification or other rights against the Obligated Issuers (as defined in the Indenture) under the provisions of the Indenture.

8.                                       Termination; Survival

a.  Secured Party may terminate this Agreement by notice to the Banking Office and Depositor.  Bank may terminate this Agreement on 30 day’s notice to Secured Party and Depositor; provided however that this Agreement may be terminated immediately by notice from Bank to Secured Party and Depositor, should Secured Party fail to make any payment when due from Secured Party to Bank hereunder.

b.  If Secured Party notifies Bank that Secured Party’s security interest in the Accounts has terminated, this Agreement will immediately terminate.

c.  Sections 4, “Returned Items Amounts and Account Fees;” 6, “Bank’s Responsibility;” and 7, “Indemnity,” will survive termination of this Agreement.

9.                           Wire Transfers

If Secured Party delivers to Bank Orders to do so, Bank will wire, on each business day, collected balances in the Accounts:

☒ As directed

☐ To:

(Name of Bank)
(Street)
(City, State, Zip)
For the account of	(Secured Party)
Account Number
ABA Number	,

or to such other financial institution or account as Secured Party may hereafter instruct Bank in a writing that includes all of the identifying information set forth above.

Secured Party and Depositor acknowledge notice that under the State of New York’s Commercial Code if a beneficiary of a wire transfer is designated by both name and account number the payment may be made according to the account number even if the name and account number are inconsistent and identify different parties.

Reliance on Identifying Numbers.  If Secured Party indicates a name and an identifying number for the bank of the person or entity to receive funds transfers out of the Account, Secured Party and Depositor understand and agree that Bank may rely on the number Secured Party indicates even if that number identifies a bank different from the bank Secured Party named.  If Secured Party indicates a name and an account number for the person or entity to receive funds transfers out of the Account, Secured Party and Depositor understand and agree that Bank may rely on the account number Secured Party indicates even if that account number is not the account number for the person or entity who is to receive the transfers.  Notwithstanding the foregoing, and solely as between Depositor and Secured Party, any such identification by Secured Party shall not impact the application of such funds as required by the terms of the security agreement and other loan documents evidencing the Depositor’s debt to Secured Party

Reporting Errors in Transfers.  If Depositor learns of any error in a funds transfer or any unauthorized funds transfer, then Depositor must notify Bank as soon as possible by telephone and provide written confirmation to Bank of such telephone notice within two Business Days at the address given for Bank on the signature page of this Agreement.  In no case may such notice to Bank by Depositor be made more than fifteen (15) calendar days after Depositor learns of the erroneous or unauthorized transfer.  If a funds transfer is made in error and Bank suffers a loss because Depositor breached its agreement to notify Bank of such error within the time limits specified in this Section, then Depositor shall reimburse Bank for the loss promptly upon demand by Bank.

10.                                 Governing Law, Entire Agreement, Amendments, Severability, Other Agreements, Successors and Assigns, Notices, Counterparts

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  THE DEPOSITOR, THE BANK AND THE SECURED PARTY AGREE THAT THE TRANSACTIONS UNDER THIS AGREEMENT, INCLUDING THE EXECUTION OF THIS AGREEMENT, OCCURRED OUTSIDE THE TRIBE’S RESERVATION, IN THE STATE OF NEW YORK. This Agreement, together with the Account Agreement, is the entire agreement and supersedes any prior agreements and contemporaneous oral agreements of the parties concerning its subject matter.  No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.  To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.  For so long as this Agreement remains in effect transactions involving the Accounts shall be subject, except to the extent inconsistent herewith, to the provisions of such deposit account agreements, disclosures, and fee schedules as are in effect from time to time for accounts like the Accounts.  The provisions of this Agreement shall be binding upon and inure to the benefit of Bank, Secured Party,  Depositor and the Tribe (solely with respect to Section 11) and their respective successors and assigns.  A notice or other communication to a party under this Agreement will be in writing and will be sent to the party’s address or addresses set forth below or to such other address as the party may notify the other parties and will be effective on receipt.  This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopier or electronic image scan transmission (e.g., a “pdf” file) shall be effective as delivery of a manually executed counterpart of the Agreement.

11.                                 Limited Waiver of Sovereign Immunity; Waiver as to Tribal Courts; Consent to Jurisdictions; Applicable Courts.

a. Waiver of Sovereign Immunity.  Each of the Depositor and the Tribe unconditionally and irrevocably waives its sovereign immunity, and the sovereign immunity of each subdivision, agency, department, board, committee, commission, instrumentality or entity wholly-owned or wholly-controlled, directly or indirectly, by the Tribe from any suit, action, proceeding or legal process of any nature, and any and all defenses based thereon, with respect to any claim, demand, dispute, action or cause of action related or incidental to this Agreement, whether now existing or hereafter arising and whether sounding in tort, contract, or otherwise (collectively “Permitted Claims”).  Such waiver extends (i) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) through judicial proceedings and other legal process as hereinafter provided, and (ii) to permit judicial actions in any of the Applicable Courts (as defined below) to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to such arbitration authorized in this Section 11; provided, however, such waiver shall be subject to the following limitations:  (a) no Person may seek enforcement or recover any damages as a result of such waiver against any property or rights of the Depositor or the Tribe, except as against Gaming Assets (as defined in the Indenture) and Gaming Assets distributed to the Tribe in contravention of the Indenture; (b) no Person will be entitled to enforce such waiver except the Secured Party, holders of the Senior Notes, Persons entitled to be indemnified under this Agreement, and the successors and assigns of the Secured Party and such holders and Persons (each, a “Permitted Party”); (c) no Person shall be entitled to assert a claim because of such waiver except a Permitted Claim; (d) claims permitted by such waiver may be brought only in the Applicable Courts or in arbitration proceedings as described below; and (e) all Permitted Claims shall be interpreted and subject to the internal law of the State of New York.

b.  Waiver of Tribal Court.  Each of the Depositor and the Tribe unconditionally and irrevocably waives the jurisdiction and right of any tribal court or forum, now or hereafter existing or created, to hear or resolve any Permitted Claim.  Each of the Depositor and the Tribe unconditionally and irrevocably waives the application of any rule or doctrine relating to the exhaustion of tribal remedies, abstention or comity that might otherwise require or permit a Permitted Claim to be heard or resolved (either initially or finally) in a tribal court or other tribal forum.

c.  Jurisdiction.  Each of the Depositor and the Tribe irrevocably consents to arbitration as described below and for the resolution and enforcement of Permitted Claims and actions permitted by the waivers described above, to the following courts (the “Applicable Courts”): the United States District Court for the Northern District of California or the Superior Court of the State of California located in San Francisco, California.

d.  Arbitration.  At the election of the Secured Party, any Permitted Claims must be resolved by binding arbitration in Los Angeles, California under the Streamlined Arbitration Rules of JAMS.  An arbitration proceeding may be commenced only by the Secured Party, or to the extent remedies may be enforced directly by a holder of Senior Notes, by the holder upon the filing with JAMS of a claim (within the meaning of the JAMS Streamlined Arbitration Rules and serving a copy thereof on the Depositor.  A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of JAMS.  No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Agreement.  Any party shall be permitted to engage in any discovery permitted under the rules of JAMS.  However, all discovery shall be completed within 90 days following the initial filing of the claim.  The hearing on the arbitration must be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law.  Any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award.  Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

e.  Service of Process.  Service of any process, summons, notice or document by mail to such party’s address set forth below shall be effective service of process for any suit, action or other proceeding brought in any proper court.

f.  Non-Impairment.  None of the Depositor, the Tribe nor any of their respective Affiliates will: (a) adopt, enact, promulgate or otherwise place into effect any law or legal requirement that impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of another party hereunder or their successors and assigns (it being understood and agreed that any such law or legal requirement that is adopted, enacted, promulgated or otherwise placed into effect without the prior written consent of any affected party, successor or assign shall be void and of no effect); or (b) demand, impose or receive any tax, charge, assessment, fee or other imposition or impose any regulatory or licensing requirement against a party, their successors or assigns, except in connection with licensing required by the Compact entered into between the Tribe and the State of California, as amended from time to time.

g.  IGRA Savings Provisions.  It is not the intent of the parties hereto that this Agreement, whether considered alone, or together with any other one or more documents, constitute a management contract within the meaning of IGRA. Accordingly, to the extent any reasonable basis exists therefore, each and every provision hereof shall be interpreted in a manner that does not cause this Agreement to constitute a management contract, whether considered alone, or together with any other one or more documents.  In no event shall any provision of this Agreement be applied, or deemed in effect or enforceable, to the extent such provision allows any action or influence by the Secured Party or any other person that constitutes management of gaming in violation of IGRA.  Notwithstanding any other provision herein, if any term or condition herein should cause this Agreement, alone, or together with any one or more other documents, to constitute a management contract within the meaning of IGRA, such provision shall be null and void without any further force and effect, with all other provisions not similarly null and void remaining in full force and effect.  This Section shall survive as an agreement separate and apart from the remainder of this Agreement in the event of any determination that any provision of this Agreement causes the Agreement to constitute a management contract within the meaning of IGRA.

12.                                 WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACCOUNTS OR FUNDS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

13.                                 Litigation.  In the event of litigation between the parties with respect to this Agreement or to the transaction(s) contemplated herein, the prevailing party’s reasonable attorneys’ fees and expenses shall be reimbursed upon demand by the losing party.

The foregoing is hereby acknowledged and agreed to, effective as of the last of the dates set forth below.

RIVER ROCK ENTERTAINMENT AUTHORITY

(DEPOSITOR)

Address:	3250 Highway 128 East
Geyserville, CA 95441

Facsimile:	707-735-2000

Telephone:	707-735-2000

By:	/s/ Harvey Hopkins
Name: Harvey Hopkins
Title: Chairman
Date: January 11, 2010

DRY CREEK RANCHERIA BAND OF POMO INDIANS

(TRIBE)

Address:	3250 Highway 128 East
Geyserville, CA 95441

Address:	3250 Highway 128 East
Geyserville, CA 95441

Facsimile:	707-735-2000

Telephone:	707-735-2000

By:	/s/ Harvey Hopkins
Name: Harvey Hopkins
Title: Chairman
Date: January 11, 2010

U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture

(SECURED PARTY)

Address:	PD - OR - P6TD
555 SW Oak Street, PL-6
Portland, OR 97204

Facsimile:	503-275-5738

Telephone:	503-275-3006

By:	/s/ Lawrence J. Bell
Title: Vice President
Date: January 11, 2010
(Line through unused spaces.)

BANK OF THE WEST

(BANK)

Address:	180 Montgomery St; 3rd Floor
(Banking office)	San Francisco, CA 94104

Facsimile:	415-399-7235
(Banking office)

Telephone:	415-765-4854
(Banking office)

Address:	1977 Saturn St.
Monterey Park, CA 91755

Facsimile:	866-239-0919

Telephone:	888-727-2692 ext 4498

By:	/s/ Lisa a. Klinkefus	By:	/s/ Rochelle Dineen
Title: Relationship Manager - VP		Title:	Sr. Relationship Manager - VP
Date: January 8, 2010		Date:	January 8, 2010
(Line through unused spaces.)

ATTACHMENT A

Notice of Exclusive Control

To:	BANK OF THE WEST (“Bank”)

Location 1:

Location 2:

From:		(“Secured Party”)

Re:		(“Depositor”)

Date:

Pursuant to the Deposit Account Control Agreement dated January     , 2010 (“Agreement”) entered into between and among Bank, Secured Party and Depositor, Secured Party hereby notifies Bank of Secured Party’s exercise of Secured Party’s rights under the Agreement and instructs and directs Bank to cease complying with instructions or any directions originated by Depositor or its agents.  Secured Party hereby certifies that it is entitled to exercise its rights under the Agreement, that Secured Party has a right to all or part of the funds in the deposit Accounts as defined in the Agreement and agrees to specify the amount of the funds in the Accounts due to Secured Party.

Secured Party agrees that upon receipt of this Notice, Bank may exercise Bank’s rights and remedies as permitted under the Agreement and under any applicable laws.

Secured Party hereby certifies that the person executing this Notice is an officer, representative or agent of Secured Party authorized to act on behalf of Secured Party and to make the representations and agreements contained in this Notice.

SECURED PARTY

BY:

NAME:

TITLE:

SCHEDULE A

Name of Deposit Account	Deposit Account Number

OPERATING	10540575
PAYROLL	10470922
MERCHANT	10470849
FLEX SPENDING	10470880
JACKPOT	10470872
CONSTRUCTION	10470930
MONEY MARKET	10470765